UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
February 1, 2008
Date of report (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	0-24216	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
                    (Address of Principal Executive Offices)                         (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On February 1, 2008, Mr. Vigna Vivekanand, Co-Controller resigned from IMAX Corporation (the “Company”). Mr. Vivekanand had jointly held the role of Principal Accounting Officer with Jeffrey Vance since November 2006. Mr. Vance, will assume the position of sole Principal Accounting Officer effective February 1, 2008.
     Mr. Vance joined the Company in October 2004 as Manager, Business Operations and was appointed Co-Controller in November 2006. Previous to that, Mr. Vance held the position of Director, Finance and Treasurer. Prior to joining the Company, Mr. Vance was employed in the Audit and Business Advisory Division at Arthur Andersen LLP from 1994 to 2002, most recently as Audit Manager, and was the Assistant Director, Financial Administration at FedEx Trade Networks Transport and Brokerage (Canada) Inc. from 2002 to 2003 and Eastern Region Controller and Manager of Administration at Comstock Canada Ltd. from 2003 to 2004. Mr. Vance is a Chartered Accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: February 1, 2008	By:	“Robert D. Lister”
	Name:	Robert D. Lister
General Counsel

By:	“G. Mary Ruby”
Name:	G. Mary Ruby
Corporate Secretary